Exhibit 99.1

Media-Information

New York                                 November 30, 2022

DWS’s RREEF Property Trust closes on $30.9 million real estate credit investment in multifamily sector

RREEF Property Trust, Inc. (NASDAQ: ZRPTAX; ZRPTIX; ZRPTTX, ZRPTMX, ZRPTUX), a publicly registered, daily NAV[1] REIT that is advised by DWS through an affiliate, has acquired a 100 percent interest in the Class D Certificate (“Class D” or “B Piece”) and the related interest-only securities of a fixed rate Freddie Mac Multifamily CMBS Securitization known as FREMF 2021-K150 (“K150”) for a total investment of approximately $30.9 million.

K150 comprises a $1.2 billion pool of 52 multifamily commercial mortgages in diverse markets with a weighted average loan-to-value and debt yield of 57.9 percent and 8.2 percent, respectively, as of October 2022. As of the closing of the investment, the largest concentrations of the underlying properties were in Florida (14% of the unpaid principal balance, or "UPB"), California (15% of the UPB), Texas (12% of the UPB), New Hampshire (10% of the UPB) and Utah (9% of the UPB). In addition, as of the closing, the underlying properties represent various multifamily subtypes with 73% of the properties being garden-style.

“We continue to remain constructive on the multifamily sector as we believe strong residential market fundamentals in the U.S. will persist as the result of low current vacancy rates, low housing supply and a disciplined construction pipeline,” said Todd Henderson, Chairman of the Board of RREEF Property Trust and Head of Real Estate, Americas at DWS. “The investment in K150 underscores our ability to invest across the real estate capital stack in order to achieve the REIT’s objectives of providing investors with attractive current income, capital preservation and NAV appreciation.”

For further information please contact:

Kenny Juarez
DWS Group Media Relations
Phone: +1-212-454-9994
E-Mail: kenny.juarez@dws.com

Published by the Communications Department of DWS Group GmbH & Co. KGaA
http://www.dws.com

About RREEF Property Trust

RREEF Property Trust is a real estate investment fund investing primarily in institutional quality core real estate properties across the United States, and to a lesser extent, real estate related securities and real estate related loans.

About DWS

DWS is one of the world's leading asset managers with $817bn of assets under management (as of 30 September 2022). Building on more than 60 years of experience, DWS has expertise in active, passive and alternatives solutions across Germany, Europe, the Americas and Asia.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will" and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made, including related to the performance of the investment in K150 described above. Although RREEF Property Trust believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. RREEF Property Trust undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the company's expectations.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities.

© 2022 DWS Group GmbH & Co. KGaA. All rights reserved. R- 093300-1 (11/22)

Published by the Communications Department of DWS Group GmbH & Co. KGaA
http://www.dws.com